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                                                                   Exhibit 10.41

                              CANCERVAX CORPORATION

                           THIRD AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

                                 AUGUST 13, 2003

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                           THIRD AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

         This THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is dated as of the 13th day of August, 2003 (the "EFFECTIVE DATE"), and is entered into by and among CANCERVAX CORPORATION, a Delaware corporation (the "COMPANY"), THE DONALD L. MORTON FAMILY TRUST created under trust dated June 2, 1989 (the "MORTON FAMILY TRUST"), the DONALD L. MORTON, M.D., GRANTOR RETAINED ANNUITY TRUST dated September 6, 2002 (the "MORTON ANNUITY TRUST" and collectively, with the Morton Family Trust, the "MORTON TRUST"), ONCOVAC, INC., a California corporation ("ONCOVAC" and collectively, with the Morton Trust, the "MORTON ENTITIES"), the investors listed on Exhibit A hereto (each, an "INVESTOR" and collectively, the "INVESTORS") and JOHN WAYNE CANCER INSTITUTE, a California non-profit corporation ("JWCI"), with respect to Sections 4, 6, 7, 8 and 9 only.

         This Agreement supercedes and replaces that certain Second Amended and Restated Stockholders' Agreement, effective as of March 15, 2002, by and among the Company, certain of the Morton Entities, JWCI and the other parties named therein the ("PRIOR AGREEMENT").

                                    RECITALS

         A. The Morton Trust is the beneficial owner of 20,076,531 shares of the Company's Junior Preferred Stock ("JUNIOR PREFERRED STOCK") (such number of shares of Junior Preferred Stock including any shares of the Company's Common Stock ("COMMON STOCK") issuable upon conversion thereof, being referred to as the "MORTON JUNIOR SHARES"). The Morton Entities are the beneficial owners of 2,437,993 shares of the Company's Series A Preferred Stock ("SERIES A PREFERRED STOCK") (such number of shares of Series A Preferred Stock, including any shares of Common Stock issuable upon conversion thereof, being referred to herein as the "MORTON A SHARES"). The Morton Junior Shares and the Morton A Shares (as adjusted for stock splits, stock dividends, recapitalizations and the like with respect to such shares) are collectively referred to as the "STOCK."

         B. The Prior Agreement provides that an amendment or modification to the Prior Agreement may be effected by a written instrument executed by (i) the Company, (ii) the Morton Family Trust, and (iii) the Investors holding not less than sixty percent (60%) of the outstanding Series A Preferred Stock and the Series B Preferred Stock (or any shares of Common Stock issued or issuable upon conversion thereof), voting together as a single class.

         C. The undersigned Investors constitute holders of not less than sixty percent (60%) of the outstanding Series A Preferred Stock and Series B Preferred Stock (or any shares of Common Stock issued or issuable upon the conversion thereof), voting together as a single class, and, therefore, are entitled to bind all other holders of Series A Preferred Stock and Series B Preferred Stock who are parties to the Prior Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereby agree as follows:

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         1.       Restrictions on Transfer. Except as permitted by the terms of this Agreement, no Morton Entity may make any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation or alienation of any shares of Stock, or any interest in such shares, whether voluntarily or involuntarily or by operation of law (hereinafter collectively referred to as a "TRANSFER"). Furthermore, except for transfers of the Morton Junior Shares to the spouse, lineal descendant or antecedent, father, mother, brother, sister, child, adopted child or grandchild or adopted grandchild of Donald L. Morton, M.D. ("MORTON") or Morton's spouse or the spouse of any child, adopted child, grandchild or adopted grandchild of Morton or Morton's spouse, or any trust for the benefit of Morton or any of the foregoing for the primary purpose of estate or tax planning, the Morton Trust shall not transfer any Morton Junior Shares which shall be subject to a prohibition on transfer (the "TRANSFER RESTRICTIONS") until such Transfer Restrictions terminate as set forth in Section 2 below. Any Morton Junior Shares subject to Transfer Restrictions are hereinafter sometimes referred to as "RESTRICTED SHARES."

         2.       Transfer Restrictions.

                  (a) Termination of Transfer Restrictions. The Transfer Restrictions shall terminate with respect to any and all Morton Junior Shares in accordance with the following provisions:

                           (i)      As of the effectiveness of this Agreement,
the Transfer Restrictions have lapsed with respect to 14,053,569 of the Morton Junior Shares held by the Morton Trust.

                           (ii)     The Transfer Restrictions shall lapse with
respect to the remaining Restricted Shares in a series of successive equal monthly installments of 334,609 shares on the fifteenth (15th) day of each of the eighteen (18) months after the Effective Date.

                           (iii)    The Transfer Restrictions shall lapse with
respect to any remaining Restricted Shares in the event that (A) Morton dies or suffers a Permanent Disability (as defined below), (B) the Company receives approval of a biological license application from the U.S. Food and Drug Administration ("FDA") for the melanoma vaccine currently under development by the Company, or a human monoclonal antibody product for the treatment of cancer, or (C) a Change of Control (as defined below) occurs. "PERMANENT DISABILITY" means the inability of Morton to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more. "CHANGE OF CONTROL" means consummation of either (a) a merger or consolidation of the Company with or into any other entity or person, or (b) a sale, lease, exchange, or other transfer in one transaction or series of related transactions of all or substantially all of the Company's outstanding securities or all or substantially all of the Company's assets; provided, however, that a Change of Control shall not include a Related Party Transaction. "RELATED PARTY TRANSACTION" means (i) a merger or consolidation of the Company in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the voting securities in the Successor Entity immediately after the merger or consolidation, (ii) a sale, lease, exchange, or other transaction in one transaction or a series of related transactions, of all or substantially all of the Company's assets to a wholly owned subsidiary entity, (iii) a reincorporation of the Company, or (iv) a transaction undertaken for the sole purpose of creating a holding company that will be owned in

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substantially the same proportion by the persons who held the Company's securities immediately before such transaction. "SUCCESSOR ENTITY" means the surviving entity, the successor entity, or its parent entity, as applicable.

                  All Morton Junior Shares as to which the Transfer Restrictions lapse shall, however, continue to be subject to all the terms of this Agreement (other than this Section 2), including the right of first refusal contained in
Section 3 and the co-sale rights contained in Section 4.

                  (b) Additional Stock or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Morton Junior Shares shall be immediately subject to the Transfer Restrictions, but only to the extent the Morton Junior Shares are at the time covered by such restrictions. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Morton Junior Shares at the time subject to the Transfer Restrictions hereunder in order to reflect the effect of any such transaction upon the Company's capital structure.

         3.       Right of First Refusal.

                  (a)      Notice to the Company and the Investors.

                           (i)      In the event any Morton Entity desires to
transfer any Stock (the "MORTON TRANSFEROR") other than as specifically provided in Sections 2 or 6, the Morton Transferor must deliver a notice in writing by certified mail ("NOTICE") to the Company stating (A) the Morton Transferor's bona fide intention to sell or transfer such shares, (B) the number of such shares to be sold or transferred, (C) the price, if any, for which it proposes to sell or transfer such shares, and (D) the name of the proposed purchaser or transferee.

                           (ii)     In the event the proposed transfer is
partially or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by the Board in its sole good faith opinion, in which case such cash value ascertained by the Board, when added to any cash to be exchanged and then divided by the number of shares of Stock to be transferred, shall be deemed the price per share set forth in the Notice. In the event of a gift, property settlement or other transfer in which the proposed purchaser or transferee is not paying the full price for the Stock, which transfer is not otherwise exempted from the terms of Sections 3 and 4 hereof, the price shall be deemed to be the fair market value of the Stock as determined in good faith by the Board.

                  (b) Company Right of First Refusal. The Company shall have an exclusive, irrevocable option (the "COMPANY OPTION"), at any time within thirty (30) days of receipt of the Notice, to purchase some or all of the Stock to which the Notice refers at the price per share specified in the Notice (as determined in Section 3(a)). The Company shall exercise the Company Option by written notice signed by an officer of the Company and delivered or mailed to the Morton Transferor (the "COMPANY SETTLEMENT NOTICE"), which notice shall specify the

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time, place and date for settlement of such purchase. Any exercise of the
Company Option shall require the approval of the Company's Board, including one director elected solely by the holders of Series A Preferred Stock and one director elected solely by the holders of Series B Preferred Stock.

                  (c) Company Settlement. Within ten (10) days of receipt of the Company Settlement Notice, the Morton Transferor must deliver to the Company all certificates for the Stock being acquired by the Company which are not already in the Company's custody, together with proper assignments in blank of the Stock and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective, and the Company must thereupon deliver to the Morton Transferor full cash payment for the Stock being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Company shall pay for said shares in accordance with Section 3(a)(ii).

                  (d) Investor Right of First Refusal. In the event that the Company does not exercise the Company Option as to all the shares to be sold or transferred in accordance with Section 3 hereof, the Company shall not later than thirty (30) days from the date of receipt of the Notice give written notice to the Investors of the Company's nonexercise (or partial exercise) of the Company Option, which notice shall enclose the Notice and the details of the Company's partial exercises (if any), and shall specify the procedures by which each Investor may exercise the option to purchase not more than its Pro Rata Share (as defined in Section 3(f) below) of the remaining shares of Stock (the "INVESTOR OPTION"). For thirty (30) calendar days following the expiration of the Company Option, each Investor may exercise its Investor Option at the same price and upon the same terms as set forth in the Notice. Any Investor desiring to exercise its Investor Option shall deliver to the Company and to the Morton Transferor a written notice of election to purchase the shares with respect to which the Investor Option is to be exercised. The Company shall, within three
(3) days after the end of such thirty (30) day period, inform each Investor purchasing all the shares available to such Investor (a "FULLY-EXERCISING INVESTOR") of any other Investor's failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to give written notice to the Company and the Morton Transferor of its election (the "INVESTOR OVER-ALLOTMENT OPTION") to purchase that portion of the shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors equal to the proportion that the Pro Rata Share of such Fully-Exercising Investor bears to the Pro Rata Shares of all of the Fully-Exercising Investors who wish to purchase some of the unsubscribed shares, or such other proportions as the Fully-Exercising Investors shall determine.

                  (e) Investor Settlement. If the Company Option, the Investor Option and the Investor Over-Allotment Option (collectively, the "OPTIONS") are exercised for all of the Stock in the Notice, promptly upon expiration of the Options, the Company shall deliver a notice in writing to the Morton Transferor and each Investor and/or assignee who elected to acquire a portion of the Stock subject to the Investor Option (the "INVESTOR SETTLEMENT NOTICE") setting forth the number of shares of Stock to be sold to each Investor and/or assignee and the price thereof. Within ten (10) days of receipt of the Investor Settlement Notice, the Morton Transferor must deliver to the Company any certificates for the Stock being acquired by the Investors and/or assignees which are not already in the Company's custody, together with proper assignments in

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blank of the Stock and with such other documents as may be required by the
Company to provide reasonable assurance that each necessary endorsement is genuine and effective. Within ten (10) days of receipt of the Investor Settlement Notice, each Investor and/or assignee acquiring a portion of the Stock must deliver to the Company (a) full cash payment for the portion of the subject Stock being so acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Investors electing to acquire a portion of the subject Stock and/or their assignees shall pay for such shares in accordance with Section 3(a)(ii); and, if applicable, (b) evidence satisfactory to the Company that such assignee has become a party to this Agreement. The Company shall thereafter promptly remit full payment for the Stock acquired hereby to the Morton Transferor and deliver the new or assigned certificates to the Investors and/or assignees, as appropriate. In the event that the Options are not exercised for all of the Stock in the Notice, the Morton Transferor shall have sixty (60) days to (subject to the right of co-sale in Section 4) transfer all of the Stock as specified in the Notice.

                  (f)      Determination of Pro Rata Share. For purposes of this
Section 3, each Investor's "PRO RATA SHARE" is the ratio of (i) the total number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by such Investor as of the date of the Notice (on an as-converted to Common Stock basis) to (ii) the total aggregate shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by all Investors as of such date (on an as-converted to Common Stock basis).

                  (g) Recapitalization/Merger. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately subject to the Company Option and the Investor Option hereunder, but only to the extent the Stock is at the time covered by such right.

         4.       Co-Sale Rights in Sales by a Morton Entity.

                  (a) Morton Co-Sale Notice. In the event that the Company and/or the Investors have waived or failed to timely exercise the Options to purchase all of the Stock proposed to be transferred by a Morton Transferor, the Company shall deliver, promptly upon expiration of the Options, a notice in writing to each Investor and JWCI (the "MORTON CO-SALE NOTICE") reiterating the names of the prospective transferee or transferees, the number of shares of Stock proposed to be transferred, and the price per share at which such shares are proposed to be transferred.

                  (b) Grant of Co-Sale Rights. Each Investor and JWCI shall have the right, exercisable upon written notice to the Morton Transferor within fifteen (15) business days after receipt of the Morton Co-Sale Notice, to participate in the sale of the Stock on the same terms and conditions as those set forth in the Morton Co-Sale Notice. To the extent one or more of the Investors or JWCI exercise such right of participation, the number of shares that the Morton Transferor may sell in the transaction shall be correspondingly reduced. The right of participation of each of the Investors and JWCI shall be subject to the terms and conditions set forth in this Section:

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                           (i)      Each Investor and JWCI shall be deemed to
own the number of shares of Common Stock held of record by such Investor or JWCI, as applicable, plus the number of shares of Common Stock which are issuable upon conversion of any shares of the Company's Preferred Stock ("PREFERRED STOCK") held by such Investor or JWCI.

                           (ii)     Each Investor and JWCI may sell all or any
part of a number of shares equal to the product obtained by multiplying (A) the aggregate number of shares of Stock covered by the Morton Co-Sale Notice by (B) a fraction, the numerator of which is the number of shares of Common Stock and the number of shares of Common Stock which are issuable upon conversion of shares of Preferred Stock at the time owned by such Investor, or JWCI, as appropriate, and the denominator of which is the combined number of shares of Common Stock and the number of shares of Common Stock which are issuable upon conversion of shares of Preferred Stock at the time owned by the Morton Transferor and all of the Investors and JWCI.

                           (iii)    If any Investor or JWCI fails to elect to
fully participate in the Morton Transferor sale pursuant to this Section 4, the Morton Transferor shall give notice of such failure to each of the Investors and JWCI who did so elect (the "PARTICIPANTS"). Such notice may be made by telephone if confirmed in writing within two days. The Participants shall have five days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Participant's pro rata share shall be the ratio of (x) the number of shares of Common Stock and the number of shares of Common Stock which are issuable upon conversion of shares of Preferred Stock at the time owned by such Participant to (y) the combined number of shares of Common Stock and the number of shares of Common Stock which are issuable upon conversion of shares of Preferred Stock at the time owned by the Morton Transferor and all of the Participants.

                           (iv)     In the event that the Participants elect to
participate with respect to all or a portion of their respective pro rata share of the Morton Transferor sale made available to them pursuant to subsection 4(b)(iii) above, each Participant may effect its participation in the sale by delivering to the Morton Transferor for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent:

                                    (A)      the number of shares of Common
Stock which the party elects to sell pursuant to this Section 4(b); or

                                    (B)      that number of shares of the
Company's Preferred Stock which is at such time convertible into the number of shares of Common Stock which the party has elected to sell pursuant to this
Section 4(b); provided, however, that if the purchase offeror objects to the delivery of Preferred Stock in lieu of Common Stock, the party may convert and deliver Common Stock.

                  (c) Payment of Proceeds. The stock certificates which the Participants deliver to the Morton Transferor pursuant to Section 4(b) shall be transferred by the Morton Transferor to the purchase offeror in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Morton Co-Sale Notice, and the Morton Transferor shall promptly thereafter remit to each Investor and JWCI that portion of the sale proceeds to which the Participant is entitled by reason of its participation in such sale. To the extent that the purchase

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offeror refuses to purchase shares from a Participant exercising its right of co-sale hereunder, the Morton Transferor shall not sell to such purchase offeror unless or until, simultaneous with such sale, the Morton Transferor shall purchase such shares from such Participant on the same terms and conditions specified in the Morton Co-Sale Notice.

                  (d) Non-Exercise. The exercise or non-exercise of the rights of the Investors and JWCI hereunder to participate in one or more sales of Stock made by a Morton Entity shall not adversely affect their rights to participate in subsequent Stock sales by such Morton Entity.

                  (e) Transfer of Stock Upon Failure to Exercise Right of Co-Sale. If none of the Investors or JWCI elects to participate in the sale of any of the Stock subject to the Morton Co-Sale Notice, the Morton Transferor may, not later than sixty (60) days following the Investors' and JWCI's receipt of the Morton Co-Sale Notice, conclude a transfer of not less than all of the Stock covered by the Morton Co-Sale Notice on terms and conditions not more favorable to the transferor than those described in the Morton Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Morton Co-Sale Notice, as well as any subsequent proposed transfer of any Stock by the Morton Transferor, shall again be subject to, and require compliance with, the provisions of Sections 3 and 4 hereof.

         5.       Co-Sale Rights in Sales by Investors.

                  (a) Investor Co-Sale Notice. In the event that an Investor (a "TRANSFERRING INVESTOR") desires to transfer any shares of Series A Preferred Stock (or any shares of Common Stock issued or issuable upon the conversion thereof) (the "INVESTOR SHARES") other than as specifically provided in Section 6 below, the Transferring Investor shall deliver a notice in writing to the Morton Entities (the "INVESTOR CO-SALE NOTICE") stating the names of the prospective transferee or transferees, the number of Investor Shares proposed to be transferred and the price per share at which such shares are proposed to be transferred.

                  (b) Grant of Co-Sale Rights. The Morton Entities shall have the right, exercisable upon written notice to the Transferring Investor within fifteen (15) business days after receipt of the Investor Co-Sale Notice by the Morton Entities, to participate in the sale of the shares on the same terms and conditions as those set forth in the Investor Co-Sale Notice. The right of participation of the Morton Entities shall be subject to the terms and conditions set forth in this Section:

                           (i)      Each Morton Entity shall be deemed to own
the number of shares of Series A Preferred Stock held of record by such Morton Entity plus the number of shares of Common Stock held by such Morton Entity which were issued upon conversion of any shares of Series A Preferred Stock (the "MORTON CO-SALE SHARES").

                           (ii)     Each Morton Entity may sell all or any part
of a number of shares equal to the product obtained by multiplying (A) the aggregate number of shares covered by the Investor Co-Sale Notice by (B) a fraction, the numerator of which is the number of Morton Co-Sale Shares at the time owned by such Morton Entity and the denominator of which is the combined number of shares of Series A Preferred Stock and the number of shares of Common

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Stock which are issuable upon conversion of shares of Series A Preferred Stock at the time owned by the Morton Entities and the Transferring Investor.

                           (iii)    If any Morton Entity fails to elect to fully
participate in the Transferring Investor sale pursuant to this Section 5, the Transferring Investor shall give notice of such failure to any Morton Entity who did so elect (the "MORTON PARTICIPANTS"). Such notice may be made by telephone if confirmed in writing within two days. The Morton Participants shall have five days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Morton Participant's pro rata share shall be the ratio of (x) the number of shares of Series A Preferred Stock and Common Stock (on an as-converted basis) held by such Morton Participant to (y) the total number of shares of Series A Preferred Stock and Common Stock (on an as-converted basis) held by the Morton Participants and the Transferring Investor.

                           (iv)     Each Morton Entity may effect its
participation in the sale by delivering to the Transferring Investor for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent the number of shares of Series A Preferred Stock or Common Stock which such Morton Entity elects to sell pursuant to this Section 5(b).

                  (c) Payment of Proceeds. The stock certificates which the Morton Participants deliver to the Transferring Investor pursuant to Section 5(b) shall be transferred by the Transferring Investor to the purchase offeror in consummation of the sale of the Investor Shares pursuant to the terms and conditions specified in the Investor Co-Sale Notice, and the Transferring Investor shall promptly thereafter remit to each Morton Participant that portion of the sale proceeds to which such Morton Participant is entitled by reason of its participation in such sale. To the extent that the purchase offeror refuses to purchase shares from a Morton Participant exercising its right of co-sale hereunder, the Transferring Investor shall not sell to such purchase offeror unless or until, simultaneous with such sale, the Transferring Investor shall purchase such shares from such Morton Participant on the same terms and conditions specified in the Investor Co-Sale Notice.

                  (d) Non-Exercise. The exercise or non-exercise of the rights of the Morton Entities hereunder to participate in one or more sales of the Investor Shares made by the Investors shall not adversely affect the Morton Entities' rights to participate in subsequent sales of Investor Shares by the Investors.

                  (e) Transfer of Stock Upon Failure to Exercise Right of Co-Sale. If no Morton Entity elects to participate in the sale of the Investor Shares subject to the Investor Co-Sale Notice, the Transferring Investor may, not later than sixty (60) days following the Morton Entities' receipt of the Investor Co-Sale Notice, conclude a transfer of not less than all of the Investor Shares covered by the Investor Co-Sale Notice on terms and conditions not more favorable to the transferor than those described in the Investor Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Investor Co-Sale Notice, as well as any subsequent proposed transfer of any Investor Shares by the Transferring Investor, shall again be subject to, and require compliance with, the provisions of Section 5 hereof.

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         6.       Exempt Transfers.

                  (a) Permitted Transactions by a Morton Entity. Notwithstanding the foregoing, the rights of first refusal and co-sale rights of the Company and the Investors set forth in Sections 3 and 4 and JWCI's co-sale rights set forth in Section 4 shall not apply to (i) a gratuitous transfer of the Stock made to a partnership or corporation or trust that is controlled by Morton or a spouse or issue, including adopted children, of Morton, or to a non-profit organization (or any employee thereof, provided that such transfers are not made to any service providers of the Company and do not detrimentally impact the Company as relates to FDA or NIH conflict of interest guidelines),
(ii) a transfer of title to the Stock effected pursuant to Morton's will or the laws of intestate succession, (iii) transfers of the Stock to Morton's spouse, lineal descendant or antecedent, father, mother, brother, sister, child, adopted child or grandchild or adopted grandchild of Morton or Morton's spouse or the spouse of any child, adopted child, grandchild or adopted grandchild of Morton or Morton's spouse, or any trust for the benefit of Morton or any of the foregoing, or (iv) as to the Morton A Shares only, the pledge of such shares to an institutional investor that is reasonably acceptable to the Company; provided, however, that each such transfer must be made in accordance with applicable securities laws and the transferee shall furnish the Company and the Investors and JWCI with written agreements, documents and opinions, in form and substance reasonably acceptable to the Company and its counsel, to be bound by and comply with all provisions of this Agreement and any documents or agreements entered into in connection herewith. Such transferred Stock shall remain "STOCK" hereunder, and such transferee shall be treated as a "MORTON ENTITY" for the purposes of this Agreement.

                  (b) Indemnification by Morton. Each of the Morton Entities agrees to indemnify, defend, and hold harmless the Company and the Investors and each of their respective officers, directors, stockholders, affiliates, employees and agents against any and all threatened or pending claims, suits, actions, losses and damages of any kind (including, without limitation, all costs and expenses and reasonable attorneys' fees) or proceedings brought against the Company arising in any manner arising from a transfer pursuant to subsection 6(a) above.

                  (c) Permitted Transactions by Investors. Notwithstanding the foregoing, the co-sale rights of the Morton Entities set forth in Section 5 shall not apply to a gratuitous transfer of the Investor Shares made to a transferee or assignee who is a general or limited partner or member or stockholder (or retired general or limited partner or member) of an Investor or the estate of such a partner or member (or retired general or limited or member), or to any fund, partnership, corporation or company that is an affiliate of an Investor or a spouse or issue, including adopted children, of an Investor or to a trust for the exclusive benefit of any of the foregoing persons or to a beneficial owner of Investor Shares for which Athenian Venture Partners II L.P. serves as nominee, provided, however, that the transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement; provided, further, that the foregoing co-sale rights of the Morton Entities set forth in Section 5 shall not apply to a transfer by CancerVax Research Foundation of its Investor Shares to any tax-exempt, public charitable organization in order to comply with the minimum distribution requirements for private foundations under 26 U.S.C. Section 4942. Such transferred Investor Shares shall remain "INVESTOR SHARES" hereunder, and such transferee shall be treated as an "INVESTOR" for the purposes of this Agreement.

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         7.       Prohibited Transfers.

                  (a)      Grants.

                           (i)      Investor Grant. In the event a Morton Entity
should sell any Stock in contravention of the participation rights of the Investors and JWCI under this Agreement as described in Section 4 above (an "MORTON PROHIBITED TRANSFER"), the Investors and JWCI shall have, in addition to such other remedies as may be available at law, in equity or hereunder, the put option provided in Section 7(b).

                           (ii)     Morton Grant. In the event an Investor
should sell any Investor Shares in contravention of the participation rights of the Morton Entities under this Agreement as described in Section 5 above (an "INVESTOR PROHIBITED TRANSFER"), the Morton Entities shall have, in addition to such other remedies as may be available at law, in equity or hereunder, the put option provided in Section 7(c).

                  (b) Investor/JWCI Put Option. In the event of a Morton Prohibited Transfer, each Investor and JWCI shall have the option to sell to such Morton Entity a number of shares of Common Stock (either directly or through delivery of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or, in the case of JWCI, Junior Preferred Stock) equal to the number of shares which such Investor or JWCI, as the case may be, would have been entitled to sell had the Morton Prohibited Transfer been effected in accordance with Section 4 hereof, on the following terms and conditions:

                           (i)      The price per share at which the shares are
to be sold to the Morton Entity shall be equal to the price per share paid to such Morton Entity by the third-party purchaser or purchasers of the Stock in the Morton Prohibited Transfer. Such Morton Entity shall also reimburse each Investor and JWCI for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors' and JWCI's rights under Section 4 hereof.

                           (ii)     The Investors and JWCI shall deliver to such
Morton Entity, within ninety (90) days after the later of the dates on which the Investors and JWCI received notice from such Morton Entity or otherwise become aware of the Morton Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                           (iii)    Such Morton Entity shall, upon receipt of
the certificates for the repurchased shares, pay the aggregate Section 7(b)(i) purchase price therefor, by certified check or bank draft made payable to the order of the Investors and JWCI exercising such option, and shall reimburse such parties for any additional reasonable expenses, including reasonable legal fees and expenses, incurred in effecting such purchase and resale.

                  (c) Morton Put Option. In the event of an Investor Prohibited Transfer, each Morton Entity shall have the option to sell to the transferring Investor a number of shares of Common Stock (either directly or through delivery of Series A Preferred Stock) equal to the number of shares which such Morton Entity would have been entitled to sell had the Investor

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

Prohibited Transfer been effected in accordance with Section 5 hereof, on the following terms and conditions:

                           (i)      The price per share at which the shares are
to be sold to the Investors shall be equal to the price per share paid to the transferring Investor by the third-party purchaser or purchasers of the Investor Shares in the Investor Prohibited Transfer. Such transferring Investor shall also reimburse each Morton Entity for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Morton Entities' rights under Section 5 hereof.

                           (ii)     The Morton Entities shall deliver to the
transferring Investor, within ninety (90) days after the later of the dates on which a Morton Entity become aware of the Investor Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                           (iii)    The transferring Investor shall, upon
receipt of the certificates for the repurchased shares, pay the aggregate
Section 7(c)(i) purchase price therefor, by certified check or bank draft made payable to the order of each Morton Entity exercising such option, and shall reimburse such Morton Entity for any additional reasonable expenses, including reasonable legal fees and expenses, incurred in effecting such purchase and resale.

                  (d) Notwithstanding the foregoing, any attempt by a Morton Entity to transfer Stock in violation of Sections 3 or 4 hereof or by an Investor to transfer Investor Shares in violation of Section 5 hereof, whether voluntary or involuntary, shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the stockholder of such shares without the written consent of (i) the holders of at least sixty percent (60%) of the shares held by the Investors (with respect to a violation of Sections 3 or 4 hereof) and JWCI (with respect to a violation of
Section 4 hereof) or (ii) Morton (with respect to a violation of Section 5 hereof).

         8. Termination. Subject to Section 7(d), the right of first refusal and the co-sale rights of an Investor under Sections 3 and 4 hereof, JWCI's co-sale rights under Section 4 hereof, the correlative obligations of the Morton Entities to such Investor and JWCI with respect to its Stock and the Morton Entities' co-sale rights and correlative obligations under Section 5 hereof shall terminate at such time as such Investor or JWCI shall no longer be the owner of any shares of the Company's capital stock. Unless sooner terminated in accordance with the preceding sentence, the rights and obligations under Sections 3, 4, 5 and 6 hereof shall terminate upon the occurrence of any one of the following events:

                  (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;

                  (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

                  (c) immediately prior to the closing of a bona fide firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933, as amended, on Form S-1 (or any successor form designated by the Securities and Exchange Commission) that results in a post-money valuation of the Company of at least $300,000,000 (based on the offering price of the Company's Common Stock in such offering and including all shares of Common Stock outstanding immediately after such offering and all shares of Common Stock then issuable upon exercise of outstanding options to purchase or rights to subscribe for Common Stock and conversion of all convertible securities) and aggregate proceeds to the Company of at least $50,000,000;

                  (d) the first date on which shares of the Company's Common Stock are held of record by more than five hundred (500) persons;

                  (e) immediately prior to the consummation of a merger, consolidation, reorganization or other transaction or series of related transactions resulting in the exchange of outstanding shares of the Company's securities such that the stockholders of the Company prior to such transaction owns, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity;

                  (f) immediately prior to the consummation of a sale, transfer or other disposition of all or substantially all of the Company's assets; or

                  (g) the date on which this Agreement is terminated in writing by the Company, the Morton Trust, JWCI and the holders of sixty percent (60%) of the shares held by the Investors.

         9.       Miscellaneous Provisions.

                  (a) Bank Holding Company Act. The Company agrees to cooperate and use its reasonable best efforts to take, or cause to be taken, all reasonably necessary or appropriate action to ensure compliance with any legal restriction to which any Investor is subject under the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder.

                  (b) Stockholder Rights. Until such time as the Company actually exercises the Company Option and/or the Investors actually exercise the Investor Option or the Investor Over-Allotment Option, the Morton Entities (or any successors in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Stock subject, however, to the transfer restrictions of Section 1.

                  (c) Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by advance written notice to the other parties hereto.

                  (d) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

                  (e) Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by (i) the Morton Trust, (ii) the Company and (iii) Investors, or their assignees, holding not less than sixty percent (60%) of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class; provided, however, that any amendment or modification that adversely affects JWCI shall require the prior written consent of JWCI.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied in contracts among California residents entered into and performed entirely within California.

                  (g) Attorneys' Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

                  (h) Further Assurances. Each party agrees to act in accordance herewith and not to take any action which is designed to avoid the intention hereof.

                  (i) Ownership. The Morton Entities represent and warrant that they are the sole legal and beneficial owner of the shares of Stock subject to this Agreement and that no other person or entity has any interest in such shares. Notwithstanding the foregoing, the parties hereto acknowledge that Morton's wife may or may not have a community property interest in such shares (provided, however, any such interest is subject to the terms of the Transaction Documents (as defined in that certain Series C Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and certain of the Investors (the "PURCHASE AGREEMENT")) and that the Morton Family Trust is the sole shareholder of OncoVac.

                  (j) Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

                  (k) Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of transferees and assignees of an individual or a partnership who are spouses, ancestors, lineal descendants or siblings of such individual or partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Common Stock by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

                  (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (m) Separate Counsel. Each Morton Entity acknowledges and agrees that it has been provided the opportunity and encouraged to consult with counsel of such its own choosing with respect to this Agreement and that Latham & Watkins LLP solely represents the interests of the Company and Morrison & Foerster LLP and Heller Ehrman White & McAuliffe LLP solely represent the interests of certain of the Investors.

                  (n) Legend. Each certificate representing (1) shares of Stock now or hereafter owned by a Morton Entity and (2) Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (or any shares of Common Stock issued or issuable upon the conversion thereof) now or hereafter owned by an Investor shall be endorsed with the following legends:

                           (i)      "THESE SECURITIES HAVE NOT
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                           (ii)     "THE SALE OR TRANSFER OF THE
         SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

                  (o) Power of Attorney. Pursuant to the Prior Agreement, Morton's spouse appointed Morton as her true and lawful attorney in fact, for her and in her name, place and stead, and for her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Such power of attorney shall remain in full force and effect, and Morton's agreement to the amendment and restatement of this Agreement shall be deemed to be binding upon Morton's spouse.

                  (p) Amendment and Restatement of Prior Agreement. As of the Effective Date, this Agreement hereby amends, restates and completely supersedes the Prior Agreement and such agreement shall be terminated, void and of no further effect as of the Effective Date.

                  (q) Assignment. Each Investor, JWCI and Morton Entity may assign its rights under this Agreement to the extent assigned in connection with a transfer of stock in the Company, to any person or entity; provided, that, such person or entity is not a direct competitor of the Company; provided, further, that such transferee shall furnish the Company with written agreements, documents, and opinions, in form and substance reasonably acceptable to the Company and its counsel, to be bound by and comply with all provisions of this Agreement and applicable securities laws; provided, further, that such transfer of stock is otherwise permitted or not prohibited by the terms of this Agreement.

                  (r) Entire Agreement. This Agreement and the documents referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein and therein with respect to the subject matter hereof and thereof.

                  (s) Facsimile. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

                  (t) Definitions. For purposes of this Agreement, the term "affiliate" shall have the meaning ascribed to it in Rule 501 of the Securities Act of 1933, as amended.

                  [Remainder of page intentionally left blank]

         The parties hereto have executed this Agreement as of the date first written above.

COMPANY:                              CANCERVAX CORPORATION

                                      By: /s/ David Hale
                                          ______________________________________
                                          David F. Hale, Chief Executive Officer

                           Address:       2110 Rutherford Road
                                          Carlsbad, CA 92008

            [COUNTERPART SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
                STOCKHOLDERS' AGREEMENT OF CANCERVAX CORPORATION]

STOCKHOLDERS:
                                      _________________________________________


                                      By: _____________________________________


                                      Address:

            [COUNTERPART SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
                STOCKHOLDERS' AGREEMENT OF CANCERVAX CORPORATION]

                                CONSENT OF SPOUSE

         I, _______________________, the spouse of Dr. Donald L. Morton, a party to the foregoing Third Amended and Restated Stockholders' Agreement ("Agreement"), effective as of August 13, 2003, of CancerVax Corporation, a Delaware corporation (the "Company"), acknowledge that I have reviewed the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any shares of the Company under the community property laws of the state of our residence or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement or thereafter. I have been advised that I may have my own attorney review the Agreement and associated documents, and have either consulted an attorney of my choice or voluntarily elected not to consult legal counsel for this purpose.

Effective: August 13, 2003

                                           Signature:___________________________

                                           Print Name:__________________________